UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: May 28, 2009

TRUE PRODUCT ID, INC.
(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

000-29249	16-1499611
(Commission File Number)	(IRS Employer Identification Number)

Michael J. Antonoplos, President

1615 Walnut Street, 3rd Floor, Philadelphia, PA  19103
(Address of principal executive offices)

(215) 972-6999
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On May 28, 2009, the Company filed a Certificate of Designation creating 4,000,000 shares of Series B Preferred Stock.  The Series B Preferred Stock has terms comparable to the Company’s Series A Preferred Stock.  Series B Preferred Stock is convertible into common stock, initially on a 1 share for 1 share basis, subject to adjustment for stock splits, stock dividends and similar transactions; is entitled to a $.10 cent per share dividend, when, as, and if declared by the Board of Directors, subject to the dividend preference in favor of Series A Preferred Stock; and is entitled to 1,000 votes per share.  Holders of Common Stock and Preferred Stock vote together as a single class on matters submitted to a vote of stockholders.  Upon any liquidation or winding up of the Company, Series B Preferred Stock is entitled to a distribution of $.25 per share, prior to any distribution to holders of Common Stock, subject to the liquidation preference in favor of Series A Preferred Stock.  The foregoing description of the terms of the Series B Preferred Stock is qualified in its entirety by the Certificate of Designation of Series B Preferred Stock filed as Exhibit 3.1 to this 8K.

The Company issued 1,000,000 shares of Series B Preferred Stock to James Mackay pursuant to obligations created by a Consulting Agreement between Mackay and the Company dated November 11, 2006 as amended December 1, 2006.  The Consulting Agreement is attached as Exhibit 10.1 to the Company’s Form 10-KSB, filed November 13, 2006.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Series B Preferred Stock of True Product ID, Inc., as filed with the Secretary of State of the State of Delaware on May 28, 2009.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized

TRUE PRODUCT ID, INC.

Signature	Date

By: /s/ Michael J. Antonoplos	May 29, 2009
Name: Michael J. Antonoplos
Title: President